UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 8, 2010

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

    On March 8, 2010, the Board of Directors of Tempur-Pedic International Inc. (the “Company”) approved amendments to Article II, Section 2.2, and Article II, Section 2.5 of the Company’s Third Amended and Restated By-Laws.  The amendments to the Company’s By-Laws change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections.  A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.  In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

    In addition, if a nominee who already serves as a director is not elected, the director shall promptly tender his or her resignation to the Board of Directors.  The Company’s Nominating & Corporate Governance Committee will promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board of Directors the action to be taken with respect to such tendered resignation.  The Board of Directors will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of the election results.  Pursuant to existing Article III, Section 3.1(c), if the failure of a nominee to be elected at the annual meeting results in a vacancy on the Board, that vacancy can be filled by action of the remaining members of the Board.

    The amendments to the By-Laws are effective as of March 8, 2010.  The Fourth Amended and Restated By-Laws and are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein in their entirety by reference.

ITEM 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
3.1	Tempur-Pedic International Inc. Fourth Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempur-Pedic International Inc.
Date: March 11, 2010	By:	/s/ DALE E. WILLIAMS
Name: Dale E. Williams
Title: Executive Vice President, Chief Financial Officer & Secretary

EXHIBIT INDEX

Exhibit	Description
3.1	Tempur-Pedic International Inc. Fourth Amended and Restated By-Laws